                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              POLYMER GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                   Notice of
                              1997 Annual Meeting
                                of Stockholders
                                      and
                                Proxy Statement


                              Polymer Group, Inc.

                              POLYMER GROUP, INC.

                              4838 JENKINS AVENUE
                    NORTH CHARLESTON, SOUTH CAROLINA 29405

                                                                 March 20, 1997

Dear Stockholder:

  You are cordially invited to attend the 1997 Annual Meeting of Stockholders which will be held on Friday, April 25, 1997, at 11:00 a.m., local time, at the Charleston Hilton, 4770 Goer Drive, North Charleston, South Carolina 29406.

  The Notice of Meeting, Proxy Statement and Proxy are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

  It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

                                          Sincerely,

                                          /s/ Jerry Zucker
                                          Jerry Zucker
                                          Chairman, President and Chief
                                           Executive Officer

                              POLYMER GROUP, INC.

                              4838 JENKINS AVENUE
                    NORTH CHARLESTON, SOUTH CAROLINA 29405

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

  The 1997 annual meeting (the "Annual Meeting") of stockholders of Polymer Group, Inc. (the "Corporation") will be held on Friday, April 25, 1997, at 11:00 a.m., local time, at the Charleston Hilton, 4770 Goer Drive, North Charleston, South Carolina 29406, to consider and take action with respect to the following matters:

    (1) The election of two directors for three-year terms or until their successors are duly elected and qualified.

    (2) The ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending January 3, 1998.

    (3) The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  Holders of record of the Corporation's Common Stock at the close of business on March 5, 1997, are entitled to receive notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements thereof.

                                          By order of the Board of Directors

                                          /s/ James G. Boyd
                                          James G. Boyd
                                          Secretary

March 20, 1997

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                              POLYMER GROUP, INC.

                              4838 JENKINS AVENUE
                    NORTH CHARLESTON, SOUTH CAROLINA 29405

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 25, 1997

                               ----------------

  This proxy statement (the "Proxy Statement") is being furnished to the holders of common stock, par value $0.01 per share (the "Common Stock"), of Polymer Group, Inc. (the "Corporation") in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation (the "Board of Directors" or "Board") for the 1997 annual meeting (the "Annual Meeting") of stockholders to be held on April 25, 1997 at the Charleston Hilton, 4770 Goer Drive, North Charleston, South Carolina 29406, and at any adjournments or postponements thereof. Proxy Statements and proxies are being mailed to stockholders on or about March 21, 1997.

  When you sign and return the enclosed proxy, the shares represented thereby will be voted FOR the slate of directors described herein, FOR the proposal set forth in Item 2 of the Notice of Meeting and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in accordance with the judgment of the person or persons voting on such matter or matters.

  Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Corporation prior to the Annual Meeting or by submission of a later-dated proxy.

  Each outstanding share of Common Stock entitles the holder thereof to one vote. Holders are not entitled to vote fractional shares. On March 5, 1997, the record date, there were 32,000,000 shares of Common Stock outstanding. The presence in person or by proxy of a majority of such shares of Common Stock shall constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against the matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

                             ELECTION OF DIRECTORS

  The Board of Directors is currently comprised of six directors divided into three classes. The term of each class expires in different years. The two nominees for election to the Board of Directors this year to serve for three-year terms or until their successors are duly elected and qualified are: David
A. Donnini and L. Glenn Orr, Jr. Messrs. Donnini and Orr are currently directors of the Corporation. The Board of Directors expects all nominees named herein to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors.

  Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no right to cumulate voting as to any matter, including the election of directors.

  The following sets forth information as to each director and nominee for director, including age, as of March 5, 1997, principal occupation and employment during the past five years, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Corporation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF MESSRS. DONNINI AND ORR TO THE BOARD OF DIRECTORS.

NOMINEES FOR BOARD OF DIRECTORS

  David A. Donnini, Director, 31, has been a Director of the Corporation since its inception. Mr. Donnini has been a Principal of Golder, Thoma, Cressey, Rauner, Inc. ("Golder, Thoma") since 1993. From 1991 to 1993, Mr. Donnini was an Associate with Golder, Thoma. Prior to joining Golder, Thoma in 1991, Mr. Donnini attended The Stanford Graduate School of Business. Mr. Donnini is also a director of Coinmach Laundry Corporation.

  L. Glenn Orr, Jr., Director, 56, has been a Director of the Corporation since February 1997. Mr. Orr has been Chairman, President and Chief Executive Officer of Orr Management Company, a management consulting company, since February 1995. Prior thereto, from October 1990 until February 1995, Mr. Orr was Chairman, President and Chief Executive Officer of Southern National Corporation, a bank holding company. Mr. Orr is also a director of Southern National Corporation, Ladd Furniture Company and Highwood Properties.

CURRENT DIRECTORS

  Jerry Zucker, Chairman, President, Chief Executive Officer and Director of the Corporation, 47, has been Chairman, President, Chief Executive Officer and a Director of the Corporation since its inception. In addition to his duties with the Corporation, Mr. Zucker presently serves as Chairman, Chief Executive Officer and President of The InterTech Group, Inc. ("InterTech"), one of the Corporation's principal stockholders, and has served in this capacity since 1983.

  James G. Boyd, Executive Vice President, Treasurer, Secretary and Director of the Corporation, 52, has been Executive Vice President, Treasurer, Secretary and a Director of the Corporation since its inception. In 1986, Mr. Boyd joined InterTech where he currently serves as Executive Vice President, Treasurer, Secretary and Director and performs various treasury, financial and legal functions for the Corporation and its affiliates.

  Bruce V. Rauner, Director, 41, has been a Director of the Corporation since its inception. Mr. Rauner has been a Principal and General Partner with Golder, Thoma since 1984, where he is responsible for originating and making new investments, monitoring portfolio companies and recruiting and training associates. Mr. Rauner is also a Director of ERO, Inc., Lason, Inc., Coinmach Laundry Corporation and COREStaff, Inc.

  Michael J. McGovern, Director, 34, has been a director of the Corporation since May 1996. Mr. McGovern has served as Managing Director in the Global Investment Banking Division of Chase Securities, Inc. since April 1996. Prior thereto, Mr. McGovern was a Managing Director in Global Corporate Finance for The Chase Manhattan Bank, N.A. from January 1996 until April 1996. Mr. McGovern was a Vice President in Global Corporate Finance for The Chase Manhattan Bank, N.A. from December 1990 until January 1996.

  There are no family relationships among the foregoing persons.

BOARD AND COMMITTEE MEETINGS

  The Board of Directors held three meetings (exclusive of committee meetings) during the preceding fiscal year. The Board of Directors has established the following committees, the functions and current members of which are noted below. Each current director attended 75% or more of the number of meetings held during the preceding fiscal year of the Board of Directors and any committees on which such director served.

  Compensation Committee. The Compensation Committee of the Board of Directors consists of Messrs. Donnini and Rauner. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation. The Compensation Committee met once during the preceding fiscal year.

  Stock Option Committee. The 1996 Key Employee Stock Option Plan Committee (the "Stock Option Committee") of the Board of Directors consists of Messrs. Donnini and Rauner. The Stock Option Committee is empowered to grant options to purchase Common Stock of the Corporation. The Stock Option Committee met once during the preceding fiscal year.

  Audit Committee. The Audit Committee of the Board of Directors consists of Messrs. Donnini, McGovern and Rauner. The Audit Committee, among other duties, reviews the internal and external financial reporting of the Corporation, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee met once during the preceding fiscal year.

  The Corporation does not have a nominating committee.

COMPENSATION OF DIRECTORS

  Management directors are not entitled to receive any fees for their service on the Board of Directors. Non-management directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. In addition, all non-management directors received $1,250 per meeting attended for service on the Board of Directors during 1996 and $500 for any committee meetings attended on a day other than a Board meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's officers, directors and persons who beneficially own more than ten percent of a registered class of the Corporation's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

  Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that during the period from May 9, 1996 through December 28, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that each of Messrs. Phillips, Schaeffer, Reeves and Wilkinson filed one Form 4 late, reflecting one transaction for each report, and Mr. McGovern filed his Form 3 late, reflecting his initial statement of beneficial ownership of the Corporation's securities.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors, upon recommendation by the Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine the financial statements of the Corporation for the year ending January 3, 1998 and to perform other appropriate accounting services.

  A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors. One or more members of that firm are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, other independent auditors will be considered by the Board of Directors upon recommendation by the Audit Committee.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION'S INDEPENDENT AUDITORS.

                                OTHER BUSINESS

  At the date of this Proxy Statement, the Corporation has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in the discretion of the proxy holders.

                              SECURITY OWNERSHIP

  The following information with respect to the outstanding shares of Common Stock beneficially owned by each director and nominee for director of the Corporation, the chief executive officer and the four other most highly compensated executive officers, all beneficial owners of more than five percent of the Common Stock known to the Corporation and the directors and executive officers as a group is furnished as of March 5, 1997, except as otherwise indicated.

                                                               COMMON STOCK
                                                           ---------------------
                                                           NUMBER OF  PERCENT OF
                            NAME                           SHARES (1) CLASS (2)
                            ----                           ---------- ----------
   Jerry Zucker(3)(4)(5)..................................  5,357,037    16.7%
    4838 Jenkins Avenue
    North Charleston, SC 29405
   James G. Boyd(4)(5)(6).................................  4,337,979    13.6
    4838 Jenkins Avenue
    North Charleston, SC 29405
   The InterTech Group, Inc.(5)(7)........................  3,861,208    12.1
    4838 Jenkins Avenue
    North Charleston, SC 29405
   Golder, Thoma, Cressey Fund III
    Limited Partnership(4)(5)(8) .........................  7,109,096    22.2
    c/o Golder, Thoma, Cressey, Rauner, Inc.
    6100 Sears Tower
    Chicago, IL 60606-6402
   Bruce V. Rauner(8).....................................  7,109,096    22.2
    c/o Golder, Thoma, Cressey, Rauner, Inc.
    6100 Sears Tower
    Chicago, IL 60606-6402
   David A. Donnini.......................................          0       *
    c/o Golder, Thoma, Cressey, Rauner, Inc.
    6100 Sears Tower
    Chicago, IL 60606-6402
   Michael J. McGovern....................................          0       *
    c/o Chase Securities, Inc.
    270 Park Avenue
    New York, NY 10017
   L. Glenn Orr, Jr.......................................          0       *
    P.O. Box 5176
    Winston-Salem, NC 27113-5176

                                                              COMMON STOCK
                                                          ---------------------
                                                          NUMBER OF  PERCENT OF
                            NAME                          SHARES (1) CLASS (2)
                            ----                          ---------- ----------
   Thomas E. Phillips ...................................      1,500       *
    4838 Jenkins Avenue
    North Charleston, SC 29405
   James L. Schaeffer....................................      2,000       *
    4838 Jenkins Avenue
    North Charleston, SC 29405
   Gregg Wilkinson.......................................          0       *
    4838 Jenkins Avenue
    North Charleston, SC 29405
   Chase Manhattan Investment Holdings, Inc.(4)(5).......  1,404,068     4.4%
    One Chase Manhattan Plaza
    New York, NY 10081
   Leeway & Co.(5).......................................    965,911     3.0
    c/o State Street Bank and Trust Co.
    Master Trust Division--Q4W
    P.O. Box 1992
    Boston, MA 02110
   Alliance Capital Management L.P.(9)...................  4,134,289    12.9
   The Capital Group Companies, Inc.(10).................  2,042,700     6.4
   All directors and executive officers as a group (7     12,949,404    40.5
    persons)(11).........................................

--------
 (1) Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated.
 (2) Percentages less than one percent are denoted by an asterisk.
 (3) Includes 1,495,829 shares held by Mr. Zucker, 3,599,557 shares held by InterTech, and 261,651 shares held by FTG. Mr. Zucker is Chairman, Chief Executive Officer and President of InterTech and FTG, and as a result may be deemed to have voting and dispositive power over the shares held by InterTech and FTG.
 (4) Each of these Stockholders has entered into an agreement pursuant to which, upon the occurrence of certain events, Messrs. Zucker and Boyd and CMIHI would acquire additional shares of Common Stock from GTC Fund III, which would result in an increase in the ownership of Common Stock by Messrs. Zucker and Boyd and CMIHI and a corresponding decrease in the ownership of Common Stock by GTC Fund III.
 (5) Each of these parties has entered into an agreement providing for the election of directors. Each such party disclaims beneficial ownership of shares of Common Stock owned by each other party.
 (6) Includes 476,771 shares held by Mr. Boyd, 3,599,557 shares held by InterTech and 261,651 shares held by FTG. Mr. Boyd is Executive Vice President, Secretary and Treasurer of InterTech and FTG.
 (7) Includes 3,599,557 shares held by InterTech and 261,651 shares held by FTG.
 (8) All of the reported shares are held by GTC Fund III, of which Golder, Thoma, Cressey & Rauner, L.P. is the general partner. Mr. Rauner is a general partner of Golder, Thoma, Cressey & Rauner, L.P., but disclaims beneficial ownership of such shares. The address for Mr. Rauner is c/o Golder, Thoma, Cressey, Rauner, Inc., 6100 Sears Tower, Chicago, Illinois 60606-6402.
 (9) Alliance Capital Management L.P. reported as of December 31, 1996, sole voting power of 3,639,289 shares of Common Stock and sole dispositive power of 3,827,689 shares of Common Stock. The Equitable Life Assurance Society of the United States reported sole voting and dispositive power of 304,600 shares of Common Stock. Donaldson, Lufkin & Jenrette Securities Corporation reported shared voting and dispositive power of 2,000 shares of Common Stock. In addition, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA and The Equitable Companies Incorporated each reported sole voting power over 3,943,889 shares of Common Stock, sole dispositive power over 4,132,289 shares of Common Stock and shared dispositive power over 2,000 shares of Common Stock. The information set forth herein is based solely on a Form 13G filed by such entities for the year ended December 31, 1996. The addresses for such entities, as so reported, were: Alpha Assurances I.A.R.D. Mutuelle and Alpha Assurances Vie Mutuelle, 100-101 Terrasse Boieldieu, 92042 Paris La Defense, France; AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, 21, rue de Chateaudun, 75009 Paris, France; AXA Courtage Assurance Mutuelle, 26, rue Louis le Grand, 75002 Paris, France; AXA, 23, Avenue Matignon, 75008 Paris, France; and The Equitable Companies Incorporated, 787 Seventh Avenue, New York, New York 10019.
(10) The Capital Group Companies reported as of December 31, 1996, sole voting power over 654,400 shares of Common Stock and sole dispositive power over 2,042,700 shares of Common Stock. The Capital Group Companies indicated that such shares are held by either Capital Research and Management Company or Capital Guardian Trust Company. The information set forth herein is based solely on a Form 13G filed by such entities for the year ended December 31, 1996. The address for such entities, as so reported, was 333 South Hope Street, Los Angeles, California 90071.
(11) Includes shares held by GTC Fund III, InterTech and FTG.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following summary compensation table specifies the components of the Corporation's chief executive officer and four other most highly compensated executive officers (the "Named Executives") compensation packages for the years ended December 28, 1996, December 30, 1995 and December 31, 1994. The Corporation does not maintain any long-term compensation plans.

                                     ANNUAL           LONG TERM
                                  COMPENSATION       COMPENSATION
                                ----------------- ------------------
                                                   STOCK  RESTRICTED  ALL OTHER
        NAME AND         FISCAL  SALARY   BONUS   OPTIONS   STOCK    COMPENSATION
   PRINCIPAL POSITION     YEAR    ($)      ($)      (#)   AWARDS ($)    ($)(1)
   ------------------    ------  ------  -------- ------- ---------- ------------
Jerry Zucker............  1996  $858,836 $722,056    --      --        $32,246
  Chairman, President     1995   649,791  604,000    --      --         29,835
  and Chief Executive     1994   379,462        0    --      --         14,024
  Officer

James G. Boyd...........  1996   505,294  470,694    --      --         21,922
  Executive Vice          1995   350,000  321,000    --      --         20,343
  President, Treasurer    1994   237,048        0    --      --         12,494
  and Secretary

Thomas E. Phillips......  1996   148,484  115,000  5,555     --         10,614
  Group Vice President--  1995   126,410   75,000    --      --          8,917
  Finance, Nonwovens      1994   104,400   76,000    --      --          7,690

James L. Schaeffer......  1996   148,484  115,000  5,555     --         10,633
  Group Vice President--  1995   126,410   75,000    --      --          8,917
  Operations/             1994   104,400   66,000    --      --          7,980
  Engineering, Nonwovens

Gregg Wilkinson.........  1996   148,484  115,000  5,555     --         10,595
  Group Vice President--  1995   126,410   75,000    --      --          8,917
  Marketing, Sales and    1994    86,247   36,000    --      --          6,900
  Technology, Nonwovens

-------
(1) The Following table identifies and quantifies the amount of All Other Compensation for each named executive officer.

                                              MONEY
                                             PURCHASE    401(K)       401(H)
                                      FISCAL PENSION  CORPORATION  CORPORATION
     NAME                              YEAR    PLAN   CONTRIBUTION CONTRIBUTION
     ----                             ------ -------- ------------ ------------
Jerry Zucker.........................  1996  $26,423     $1,941       $3,882
                                       1995   24,087      1,866        3,882
                                       1994   12,919      1,105            0
James G. Boyd........................  1996   14,480      4,613        2,829
                                       1995   13,357      4,657        2,329
                                       1994    7,822      4,672            0
Thomas E. Phillips...................  1996    5,647      4,517          450
                                       1995    5,125      3,792            0
                                       1994    5,020      2,670            0
James L. Schaeffer...................  1996    5,647      4,536          450
                                       1995    5,125      3,792            0
                                       1994    5,220      2,760            0
Gregg Wilkinson......................  1996    5,647      4,498          450
                                       1995    5,125      3,792            0
                                       1994    4,312      2,588            0

  The amounts included under the column entitled "Money Purchase Pension Plan" are amounts paid by the Corporation into a trust fund which provides retirement benefits and, under certain circumstances, death or disability benefits or benefits upon termination of employment.

  The following tables disclose, for the named executive officers, information regarding stock options granted or exercised during, or held at the end of, 1996.

OPTION GRANT TABLE

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                    POTENTIAL REALIZABLE VALUE
                                  % OF TOTAL                         AT ASSUMED ANNUAL RATES
                                   OPTIONS                         OF STOCK PRICE APPRECIATION
                         OPTIONS  GRANTED TO  EXERCISE                   FOR OPTION TERM
                         GRANTED EMPLOYEES IN  PRICE   EXPIRATION  -----------------------------
NAME                       (#)   FISCAL YEAR   ($/SH)     DATE       5%($)(1)       10%($)(1)
----                     ------- ------------ -------- ----------  -------------  --------------
Jerry Zucker............    --        --          --          --             --              --
James G. Boyd...........    --        --          --          --             --              --
Thomas E. Phillips......  5,555      4.26%     $18.00  Variable(2)       $34,006         $77,148
James L. Schaeffer......  5,555      4.26       18.00  Variable(2)        34,006          77,148
Gregg Wilkinson.........  5,555      4.26       18.00  Variable(2)        34,006          77,148

--------
(1) Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall stock market conditions. No assurance can be made that the amounts reflected in these columns will be achieved.
(2) Options vest equally over 5 years. Each incremental portion expires on the third anniversary of the date on which such portion became vested.

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND YEAR-END OPTION VALUES

                                                                                    VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS
                             SHARES                       OPTIONS AT FY-END (#)         AT FY-END ($)
                            ACQUIRED         VALUE      ------------------------- -------------------------
NAME                     ON EXERCISE(1) REALIZED ($)(1) UNEXERCISABLE EXERCISABLE UNEXERCISABLE EXERCISABLE
----                     -------------- --------------- ------------- ----------- ------------- -----------
Jerry Zucker............      --              --              --          --           --           --
James G. Boyd...........      --              --              --          --           --           --
Thomas E. Phillips......      --              --            5,555         --          $  0          --
James L. Schaeffer......      --              --            5,555         --             0          --
Gregg Wilkinson.........      --              --            5,555         --             0          --

--------
(1) None of the options which were granted to the named executives has been exercised.

THE 1996 KEY EMPLOYEE STOCK OPTION PLAN

  In March 1996, the Board of Directors of the Corporation approved the 1996 Key Employee Stock Option Plan (the "Key Employee Plan" or "Plan"). The Key Employee Plan was approved by the stockholders of the Corporation in April 1996. The Key Employee Plan is administered by the Stock Option Committee. Any person who is a full-time, salaried employee of the Corporation (excluding non-management directors) is eligible to participate in the Plan (a "Participant"). Approximately 723 persons are currently eligible to participate in the Key Employee Plan. The Stock Option Committee selects the Participants and determines the terms and conditions of the options. In April 1996, the Board of Directors approved the Plan providing for up to 1,500,000 shares to be issued thereunder, subject to certain adjustments reflecting changes in the Corporation's capitalization. On March 5, 1997, the market value of the Common Stock underlying the 1,500,000 options was $23,812,500. The description of the Key Employee Plan set forth herein is qualified in its entirety by reference to the complete text of such Plan, which is filed as an Exhibit to the Corporation's Registration Statement on Form S-1 (Reg. No. 333-
2424), and incorporated herein by reference.

OPTION GRANTS

  The following table sets forth the number of options which have been granted during the past fiscal year under the Key Employee Plan to the Corporation's chief executive officer ("CEO"), the four other most highly compensated executive officers, all executive officers as a group, each other person who received or is to receive five percent of such options and all employees, including all current officers who are not executive officers, as a group.

                      NAME AND POSITION                      OPTIONS GRANTED (#)
                      -----------------                      -------------------
   Jerry Zucker............................................            --
      Chairman, President and Chief Executive Officer
   James G. Boyd...........................................            --
      Executive Vice President, Treasurer and Secretary
   Thomas E. Phillips......................................          5,555
      Group Vice President-Finance, Nonwovens
   James L. Schaeffer......................................          5,555
      Group Vice President-Operations/Engineering,
      Nonwovens
   Gregg Wilkinson.........................................          5,555
      Group Vice President-Marketing, Sales and Technology,
      Nonwovens
   All executive officers as a group (6 persons)...........         27,775
   All employees, including officers who are not executive
      officers, as a group.................................        130,330

TERMS OF THE KEY EMPLOYEE PLAN

  Options granted under the Key Employee Plan may be either incentive stock options ("ISOs") or such other forms of nonqualified stock options ("NQOs") as the Compensation Committee may determine. ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The exercise price of the options will be at least 100% of the fair market value of a share of Common Stock on the date of grant, except that the exercise price of an ISO granted to an individual who directly (or by attribution under Section 424(d) of the Code) owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation will be at least 110% of the fair market value of a share of Common Stock on the date of grant.

  Options granted under the Key Employee Plan may be subject to time vesting and certain other restrictions at the Stock Option Committee's sole discretion. Subject to certain exceptions and unless otherwise provided in the Option Agreement, the right to exercise an option generally terminates at the earlier of (i) the first date on which the initial grantee of such option is not employed by either the Corporation or any subsidiary for any reason other than termination without cause, death or permanent disability or (ii) the expiration date of the option. If the holder of an option dies or suffers a permanent disability while still employed by the Corporation or any subsidiary, the right to exercise all unexpired installments of such option shall be accelerated and shall accrue as of the date of such death or the later of the date of such permanent disability or the discovery of such permanent disability, and such option shall be exercisable, subject to certain exceptions, for 90 days after such date. If the holders of an option are terminated without cause, to the extent the option has vested, such option shall be exercisable for 30 days after such date.

  The Board of Directors has the power and authority to amend the Plan at any time without approval of the Corporation's stockholders; provided, that the Board of Directors shall not amend the Plan to cause any outstanding ISOs to no longer qualify as ISOs or materially increase the benefits or number of shares under the Plan or modify the eligibility requirements without the affirmative approval of the Corporation's stockholders. In addition, the Board of Directors shall not amend the Plan to materially and adversely affect the rights of an option holder under such option without the consent of such option holder.

  Supplemental cash payments may also be made in conjunction with options granted under the Key Employee Plan.

FEDERAL INCOME TAX CONSEQUENCES RELEVANT TO THE KEY EMPLOYEE PLAN

  The following is intended only as a brief summary of the federal income tax rules relevant to stock options issued and supplemental cash payments made under the Key Employee Plan. These rules are highly technical and subject to change in the future. In particular, the discussion of ISOs is based, in part, on proposed regulations which may be amended substantially before they are adopted in final form. The discussion of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is based on amendments that are effective as of March 1, 1993 and August 15, 1996. Optionees should consult their personal tax advisors with respect to the tax consequences (including those under state and local tax laws) associated with stock options.

  Nonqualified Stock Options. An optionee does not recognize any taxable income, and the Corporation is not entitled to a deduction, upon the grant on an NQO. Upon the exercise of an NQO, the optionee recognizes compensation income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the shares acquired as of the exercise date over the option exercise price, provided that such shares are not subject to a "substantial risk of forfeiture" (an "SRF") within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"). An example of an SRF is a requirement that, unless the optionee remains employed by the Corporation for a set period of time, the Corporation is entitled to repurchase the stock for an amount that is less than the fair market value of the stock at the time of such repurchase. The Corporation is generally entitled to a deduction equal to the compensation income recognized by the optionee.

  An optionee will not recognize any taxable income on the exercise of an NQO if the stock received by such optionee is subject to an SRF and the optionee does not make an election under Section 83(b) of the Code to recognize income on the exercise date (a "Section 83(b) Election"). In such case, the optionee recognizes compensation income on the date the SRF expires equal to the excess of the fair market value of the stock on such date over the option exercise price. However, if the optionee makes a Section 83(b) Election with respect to stock subject to an SRF, the optionee recognizes compensation income on the exercise date (and not on the date the SRF lapses) equal to the excess of the fair market value of such stock on the exercise date (determined without regard to the SRF) over the exercise price.

  In the case of an optionee subject to six month short-swing profit liability under Section 16(b) of the Exchange Act (a "16(b) person") (typically, officers, directors and major shareholders of the Corporation), compensation income is generally recognized on the later of the exercise date or the date six months after the grant date. However, if such optionee makes a Section 83(b) Election, the optionee recognizes compensation income on the exercise date even if such date occurs within six months of the grant date. The amount of compensation income recognized is equal to the excess of the fair market value of the shares acquired (determined as of the date the optionee recognizes compensation income) over the option exercise price.

  An optionee's basis in the stock acquired pursuant to the exercise of an NQO is equal to such stock's fair market value on the date compensation income is recognized with respect to such stock. If an optionee sells such shares, such optionee will recognize capital gain or loss equal to the difference between the selling price of the shares and the optionee's basis in the shares. Such capital gain or loss will be long- or short-term, depending on whether the optionee has held the shares for more than one year from the date compensation income is recognized with respect to the shares. The Corporation is not entitled to any deduction with respect to any capital gain recognized by the optionee.

  Incentive Stock Options. An optionee does not recognize taxable income on the grant or exercise of an ISO. However, the excess of the stock's fair market value on the exercise date (or in the case of a 16(b) person, the fair market value on the exercise date or six months after the date of grant, whichever is later) over the option exercise price will be included in the optionee's alternative minimum taxable income and thereby may subject the optionee to an alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his or her ISO with which to pay such tax. Upon the disposition of shares of Corporation Common Stock acquired pursuant to the exercise of an ISO (i) more than one year after the date of exercise and (ii) more than two years after the date of grant (the "Required Holding Periods"), the optionee recognizes long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Corporation is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or a disposition of stock received upon the exercise of an ISO after the Required Holding Periods have been satisfied.

  If an optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the Required Holding Periods (a "Disqualifying Disposition"), the difference between the exercise price paid for such shares and the lesser of (i) the fair market value of the shares upon the date of exercise (or in the case of a 16(b) person, the fair market value on the exercise date or six months after the date of grant, whichever is later) or (ii) the selling price, will constitute compensation taxable to the optionee as ordinary income. The Corporation is allowed a corresponding tax deduction equal to the amount of compensation taxable to the optionee. If the selling price of the stock exceeds the fair market value on the exercise date (or six months after the date of grant, if later, in the case of a 16(b) Person), the excess will be taxable to the optionee as capital gain (long-term or short-term, depending upon whether the optionee held the stock for more than one year). The Corporation is not allowed a deduction with respect to any such capital gain recognized by the optionee.

  Use of Common Stock to Pay Option Price. If an optionee delivers previously-acquired Corporation Common Stock, however acquired, in payment of all or part of the option exercise price of an NQO, the optionee will not, as a result of such delivery, recognize taxable income or loss with respect to any appreciation or depreciation in the value of the previously-acquired Corporation Common Stock after its acquisition date. The optionee's tax basis in, and holding period for, the previously-acquired stock surrendered carries over to an equal number of option shares received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered, less the amount of the option price, if any, paid with cash or property other than shares of Corporation Common Stock, constitutes compensation taxable to the optionee as ordinary income (subject to wage and employment tax withholding). Such fair market value is determined on the date of exercise, except in the case of 16(b) Persons as discussed above. The tax basis for such shares is equal to their fair market value as so determined, and such shares' holding period begins on the date on which the fair market value of such shares is determined. The Corporation generally is entitled to a tax deduction equal to the compensation income recognized by the optionee.

  Proposed regulations provide that if an optionee delivers previously-acquired Corporation Common Stock (other than stock acquired upon exercise of an ISO and not held for the Required Holding Periods) in payment of all or part of the option price of an ISO, the optionee will not recognize as taxable income or loss with respect to any appreciation or depreciation in the value of the previously-acquired Corporation Common Stock after its acquisition date. The optionee's tax basis in, and holding period (for capital gain, but not Disqualifying Disposition, purposes) for the previously-acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. The optionee's tax basis in shares received in excess of the shares used to pay the exercise price will equal the amount of the option price paid, if any, in the form of cash or property other than shares of Corporation Common Stock, and such shares' holding period will begin on the date of exercise (with the possible exception of 16(b) Persons). When an ISO is exercised using previously-acquired stock, a later Disqualifying Disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first.

  If an optionee pays the exercise price of an ISO in whole or in part with previously-acquired Corporation Common Stock that was acquired upon the exercise of an ISO and that has not been held for the Required Holding Periods, the optionee will recognize ordinary income (but not capital gain) under the rules applicable to Disqualifying Dispositions. The Corporation generally will be entitled to a corresponding deduction. The optionee's basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income the optionee recognizes.

  Supplemental Cash Payments. An optionee recognizes ordinary income, subject to income and employment tax withholding, equal to any supplemental cash payment the Corporation makes to the optionee. The Corporation generally is entitled to a corresponding tax deduction.

EMPLOYMENT AND MANAGEMENT AGREEMENTS

  Pursuant to management agreements originally entered into in October, 1992 (the "PGI Management Agreements"), Messrs. Zucker and Boyd (collectively, the "Executives") have agreed to serve as President and Chief Executive Officer, and Executive Vice President, Secretary and Treasurer, respectively, of PGI and FiberTech. Pursuant to management agreements entered into in March, 1995 (the "Chicopee Management Agreements" and, together with the PGI Management Agreements, the "Management Agreements"), the Executives have agreed to serve in the same capacities for Chicopee. The Management Agreements provide that the Executives' employment thereunder will continue until the Executive's resignation, permanent disability, death or termination by PGI's or Chicopee's Board of Directors, as the case may be.

  The PGI Management Agreements provide for an annual base salary of $250,000 to be paid to Mr. Zucker and an annual base salary of $150,000 to be paid to Mr. Boyd, while the Chicopee Management Agreements provide for an annual base salary of $400,000 to be paid to Mr. Zucker and an annual base of $200,000 to be paid to Mr. Boyd, all of which amounts may be increased as determined in good faith by the Board of Directors of PGI and Chicopee, respectively. The Management Agreements also provide for a bonus to be paid at the end of each fiscal year to each of the Executives in an amount determined by PGI's or Chicopee's Board of Directors, as the case may be, but not to exceed such Executive's base salary.

  The Management Agreements provide that upon the termination of either Executive's employment, such Executive is entitled to receive severance payments equal to either one-half (in the case of death, disability, resignation without good reason or termination for cause) or three times (in all other cases) his annual salary.

  The Corporation has not entered into written employment contracts with any of its other executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Corporation's Compensation Committee are Messrs. Donnini and Rauner. Mr. Rauner, a director of the Corporation, is also a general partner of Golder, Thoma, Cressey & Rauner, L.P. Golder, Thoma, Cressey & Rauner, L.P. is the general partner of GTC Fund III, which owns 22.2% of the Corporation's Common Stock. Messrs. Zucker, Rauner and Donnini served as members of the Compensation Committee of the Board during fiscal year 1995. Mr. Zucker was an officer and an employee of the Corporation during such period.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation. The Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation. This Committee report documents the components of the Corporation's executive officer compensation programs and describes the bases upon which compensation will be determined by the Committee with respect to the executive officers of the Corporation, including the Named Executives.

  This Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  Compensation Philosophy. The compensation philosophy of the Corporation is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in shareholder value. The Committee has adopted the following objectives as guidelines for compensation decisions.

  . Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

  . Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within the Corporation.

  . Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

  . Implement a balance between short- and long-term compensation to complement the Corporation's annual and long-term business objectives and strategy and encourage executive performance in furtherance of the fulfillment of those objectives.

  . Provide variable compensation opportunities based on the performance of the Corporation, encourage stock ownership by executives and align executive remuneration with the interests of stockholders.

  Compensation Program Components. The Committee regularly reviews the Corporation's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Corporation. The particular elements of the compensation program for executive officers are further explained below.

  Base Salary. The Corporation's base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and approved by the Committee as reasonable and necessary. Mr. Zucker's salary has been set at $650,000 per year pursuant to the Management Agreements, which is comparable to salaries paid for executives holding positions with comparable responsibilities. The Management Agreements provide that the Compensation Committee may increase the base salary for each year at its discretion. In 1996, Mr. Zucker's base salary was increased by the Compensation Committee to $858,836.

  Annual Incentives. The Management Agreements provide that Messrs. Zucker and Boyd may also receive an annual bonus, determined by the Corporation's board of directors, of up to their base salaries. In 1996, Mr. Zucker's annual bonus was $722,056.

  Stock Option Program. The Committee strongly believes that by providing those persons who have substantial responsibility over the management and growth of the Corporation with an opportunity to increase their ownership of the Corporation's stock, the interests of stockholders and executives will be closely aligned. Therefore, the Corporation's key employees (including the Named Executives) are eligible to receive either incentive stock options or nonqualified stock options as the Stock Option Committee may determine from time to time, giving them the right to purchase shares of the Corporation's Common Stock at an exercise price equal to 100% of the fair market value of such Common Stock at the date of grant. The number of stock options granted to executive officers is based on competitive practices. Currently, the Corporation does not intend to grant any additional stock options to any Named Executive in the next year, except in recognition of new responsibilities or positions.

  Certain Tax Considerations. Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to the Named Executives to $1,000,000 in any given taxable year, unless certain requirements are met. The Compensation Committee has carefully considered the impact of this tax code provision. The Committee currently believes that it has structured the compensation plans for the Named Executives as necessary in order to maximize the Corporation's corporate tax deduction without limiting the Corporation's ability to attract and retain qualified executives.

  Summary. After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of the Corporation is focused on increasing values for stockholders and enhancing corporate performance. The Committee currently believes that the compensation of executive officers is properly tied to stock appreciation through their significant ownership interests in the Corporation. The Committee believes that executive compensation levels at the Corporation are competitive with the compensation programs provided by other corporations with which the Corporation competes. The foregoing report has been approved by all members of the Committee.

                                          COMPENSATION COMMITTEE

                                          David A. Donnini

                                          Bruce V. Rauner

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In June 1994, Messrs. Zucker and Boyd entered into an agreement with the Corporation pursuant to which Messrs. Zucker and Boyd granted to the Corporation the prior right to acquire any business identified by either of them (while employed by the Corporation), or their affiliates, engaged in, or planning to engage in, the manufacture and marketing of nonwoven and woven polyolefin fabrics for industrial and consumer applications or any other business then engaged in by the Corporation. To the extent the Corporation does not elect to pursue any such acquisition, Messrs. Zucker and Boyd are free to acquire such business.

  In June 1995, the Corporation and certain of the stockholders entered into an Amended and Restated Registration Agreement, pursuant to which such stockholders have the right, in certain circumstances and subject to certain conditions, to require the Corporation to register shares of the Corporation's Common Stock held by them under the Securities Act of 1933. Under the Registration Agreement, except in certain limited circumstances, the Corporation is obligated to pay all expenses in connection with such registration.

OTHER TRANSACTIONS

  The Corporation's corporate headquarters are housed in space leased by InterTech from an affiliate of InterTech. A portion of the payments and other expenses, primarily insurance and allocated costs, are charged to the Corporation. Such amounts approximated $2.1 million during 1996.

  On September 1, 1993, ConX, Inc. ("ConX"), a subsidiary of InterTech, acquired a manufacturing facility in Vineland, New Jersey for the benefit of Technetics Group, Inc. ("Technetics"), a wholly owned subsidiary of FiberTech, and entered into a lease of the facility to Technetics at a base rate of $2.50 per square foot, subject to adjustment to account for inflation, which is comparable to similar properties in the area. The lease terminates on August 31, 2008 and is subject to a purchase option at termination. The leased facility consists of 83,500 square feet of manufacturing space and was acquired by ConX for $1,250,000.

  Fabrene and PGI have entered into a Technical Services Agreement pursuant to which PGI provides certain services for the benefit of Fabrene, including strategic and operational management services, risk management (including the issuance of comprehensive and general liability and property insurance), environmental and safety assessment, and engineering support. Fabrene pays PGI a monthly payment of $25,000, as well as the direct out-of-pocket cost of PGI to provide these services.

  On January 11, 1996, the Corporation authorized and issued 10,000 shares of the Corporation's Redeemable Preferred Stock to ConX II for $10.0 million in cash. Of the $10.0 million purchase price, an aggregate of $4.0 million was loaned to ConX II by InterTech, ZB Holdings and Mr. Zucker, while $6.0 million was advanced to ConX II by a third-party lender (the repayment of which was guaranteed by GTC Fund III). The Redeemable Preferred Stock was redeemed by the Corporation in May 1996, at a price of $10 million, plus accrued but unpaid interest of $500,000.

                               PERFORMANCE GRAPH

  The following graph compares the Corporation's cumulative total stockholder return since the Common Stock became publicly traded on May 9, 1996 with the Standard & Poor's 400 Stock Index and with the Standard & Poor's Specialty Manufacturing Index. The Corporation believes that the S&P Specialty Manufacturing Index is composed of companies that are comparable to the Corporation.

                          COMPARISON OF TOTAL RETURN*
            POLYMER GROUP, INC., STANDARD & POOR'S 400 STOCK INDEX
              AND STANDARD & POOR'S SPECIALTY MANUFACTURING INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

                             POLYMER        S&P SPECIALTY          S&P
Measurement Period           GROUP          MANUFACTURING INDEX    400 INDEX
-------------------          ----------     -------------------    ---------
Measurement Pt-
5/9/96                       $100.00        $100.00                $100.00
6/28/96                      $ 92.22        $ 94.73                $102.91
7/31/96                      $ 70.83        $ 84.76                $ 98.10
8/30/96                      $ 77.78        $ 89.64                $ 99.92
9/30/96                      $ 77.78        $ 97.63                $105.62
10/31/96                     $ 70.83        $ 94.80                $107.54
11/29/96                     $ 71.56        $101.19                $115.56
12/28/96                     $ 77.11        $100.96                $113.57

--------
*Total Return assumes reinvestment of dividends.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the annual meeting in 1998 must be received by the Secretary of Corporation, at the address below, not later than November 20, 1997 to be considered for inclusion in the Corporation's 1998 proxy materials.

                            ADDITIONAL INFORMATION

  This solicitation is being made by the Corporation. All expenses of the Corporation in connection with this solicitation will be borne by the Corporation. In addition to the solicitation by mail, proxies may be solicited by directors, officers and other employees of the Corporation by telephone, telex, in person or otherwise, without additional compensation. The Corporation will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Corporation's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

  The Corporation will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 28, 1996, as filed with the Securities and Exchange Commission, including the financial statements and the schedule thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Secretary of the Corporation at the address below. A list of shareholders entitled to vote on matters at the Annual Meeting will be available for inspection at the Corporation's headquarters beginning on April 15, 1997.

  PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                                          By order of the Board of Directors

                                          /s/ James G. Boyd
                                          James G. Boyd
                                          Secretary

Polymer Group, Inc.
4838 Jenkins Avenue
North Charleston, SC 29405
March 20, 1997

--------------------------------------------------------------------------------

PROXY                 SOLICITED BY THE BOARD OF DIRECTORS
                              POLYMER GROUP, INC.
                              4838 JENKINS AVENUE
                     NORTH CHARLESTON, SOUTH CAROLINA 29405
                      1997 ANNUAL MEETING OF STOCKHOLDERS

  The undersigned hereby appoints Jerry Zucker and James G. Boyd, and each of them, proxies, with power of substitution and revocation, acting by a majority of those present and voting or if only one is present and voting then that one, to vote the stock of Polymer Group, Inc. which the undersigned is entitled to vote, at the Annual Meeting of stockholders to be held April 25, 1997 and at any adjournment or postponements thereof, with all the powers the undersigned would possess if present, with respect to the following:

  1. Election of directors: [_] FOR the nominees  [_] WITHHOLD AUTHORITY

                  David A. Donnini     L. Glenn Orr, Jr.

 TO WITHHOLD AUTHORITY FOR AN INDIVIDUAL NOMINEE, DRAW A LINE THROUGH HIS NAME.

  2. Ratification of the appointment of Ernst & Young LLP as the Corporation's independent public accountants:

                      [_] FOR  [_] AGAINST  [_] ABSTAIN

                     (Continued and to be signed and dated on the reverse side.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If signed and no direction is given for any item, this proxy will be voted for all nominees and for Item 2.

  Please return your executed form as soon as possible in the envelope provided to First Union National Bank of North Carolina, Shareholder Services Group, 230 South Tryon St., 11th Floor, Charlotte, North Carolina, 28288-1154, Attention:
Patty McCool

                                                 PLEASE SIGN EXACTLY AS NAME
                                                 APPEARS ON THIS PROXY. JOINT
                                                 OWNERS SHOULD EACH SIGN.
                                                 TRUSTEES, EXECUTORS, ETC.
                                                 SHOULD INDICATE THE CAPACITY
                                                 IN WHICH THEY ARE SIGNING.

                                                 ------------------------------
                                                 Signature               Date

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                                                 Signature               Date
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